Exhibit 10.9

SAMPLES MANUFACTURE AND SUPPLY AGREEMENT

This Samples Manufacture and Supply Agreement (“Agreement”) is entered into this 18th day of January, 2013 (the “Effective Date”), by and between:

IDENTITA TECHNOLOGIES INC., having an office at 4580 Dufferin Street, Suite 500, North York, Ontario, M3H 5Y2 (“Identita”);

And

NXT-ID, INC., a Delaware corporation having its Head Office at 4 Research Drive, Suite 402,Shelton, CT 06484 (“NXT-ID”).

WHEREAS Identita has experience in the development, manufacture and supply of powered smart cards and is the owner or licensee of, among other things, the Technology (as hereinafter defined);

WHEREAS NXT-ID has experience in the development, marketing and sale of mobile and next generation bank services;

AND WHEREAS NXT-ID wishes to retain Identita to develop, manufacture and supply Evaluation Samples and a follow up production amount of cards (as hereinafter defined);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), it is agreed as follows:

ARTICLE 1
DEFINITIONS

1.1	Definitions.

In addition to terms defined elsewhere in this Agreement, the capitalized terms set forth below shall have the following meanings:

“Technology” means Identita’s proprietary inlay and manufacturing know-how and related technology described in Schedule C hereto.

“Concept” means NXT-ID’s neCard described in Schedule A hereto, which for greater certainty excludes the Technology and Improvements;

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“Development and Manufacturing Services” means the services to be performed by Identita hereunder, which shall be comprised of Identita to create the Product by modifying the Technology to incorporate the Concept, in accordance with the Specifications;

“Evaluation Samples” means evaluation samples of the Product;

"Intellectual Property Rights" means any patents, trademarks, service marks, domain names, registered designs, utility models, design rights, moral rights, topography rights, rights in databases, copyrights, inventions, trade secrets and other confidential information, the sui generis rights of extraction relating to databases, know-how, business or trade names, get-up, and all other intellectual property and neighbouring rights and rights of a similar or corresponding character anywhere in the world (whether or not the same are registered or capable of registration) and all applications and rights to apply for or for the protection of any of the foregoing;

“Milestones” means the milestones relating to the development of the Evaluation Samples as set out in Schedule B;

“Product” means a payment card incorporating the Concept and the supplied Technology in accordance with the Specifications;

“Specifications” means NXT-ID’s specifications for the Product which are set forth in Schedule D hereto;

“Term” means the term of the Agreement as set out in Clause 7.1;

"Trade Marks" means trademarks owned and/or controlled by NXT-ID and Identita details of which are set out in Schedule E and any new or revised versions of them required by NXT-ID and Identita from time to time;

"Working Day" means a day on which banks in the United States are generally open for business.

ARTICLE 2
MANUFACTURE OF Evaluation samples

2.1	Development and Manufacturing Services.

(a)	On the terms and conditions contained in this Agreement, NXT-ID hereby engages Identita, and Identita agrees to perform the Development and Manufacturing Services.

(b)	Provided NXT-ID meets its obligations under this Agreement (including, without limitation, paying Identita the Fees contemplated by Article 3.1 hereinafter), Identita shall manufacture and deliver to NXT-ID a minimum of 100 (one hundred) Evaluation Samples according to the Milestones set out in Schedule B and the Specifications in Schedule D, failing which NXT-ID has the right to terminate this Agreement.

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(c)	NXT-ID shall use commercially reasonable efforts to evaluate the Evaluation Samples for compliance, in all material respects, with the Concept in Schedule A and Specifications in Schedule D within a period of 7 (seven) Working Days after delivery of each version of the Evaluation Samples (the “Evaluation Period”).

(d)	In the event NXT-ID’s evaluation suggests the Evaluation Samples do not comply with the Specifications, NXT-ID shall provide written notice to Identita of same and provide Identita with all information in its possession relating to its evaluation and such non-compliance (a “Notice of non-conformity”). Identita shall, at its own costs and expense, improve the Evaluation Samples in accordance with the Notice of non-conformity and ensure compliance with the Specifications and shall deliver to NXT-ID the new updated Evaluation Samples, within 60 (sixty) Working Days of the Notice of non-conformity, conforming to the Specifications or to the new Specifications contained in the Notice of non-conformity, or such other date as may be separately agreed between the parties. NXT-ID and Identita may, at NXT-ID’s election, review the Specifications and, if mutually agreed, revise the Specifications to facilitate the design and manufacture of conforming Evaluation Samples. The parties shall, at NXT-ID’s election and on mutually acceptable terms and conditions, work together cooperatively until the Evaluation Samples comply with the Specifications, failing which NXT-ID retains the right to terminate this Agreement. If NXT-ID has not provided Identita with a Notice of non-conformity by 5:00 p.m. (EST) on the last day of the Evaluation Period, the Evaluation Samples shall be deemed to comply with the Specifications.

(e)	NXT-ID shall be entitled to use the Evaluation Samples as it sees fit.

(f)	Identita shall apply the Trade Marks to the Evaluation Samples in accordance with NXT-ID’s written instructions from time to time.

(g)	In the event that Identita cannot improve the evaluation samples to meet NXT-ID’s requirements then Identita shall refund NXT-ID USD 25,000 (Twenty-Five Thousand) within 7 (Seven) business days of receiving a formal written notice from NXT-ID of non-compliance.

(h)	Identita will make every effort to develop samples that conform to ISO, MasterCard, Visa and American Express certification standards. In the event that Identita provides a fully compliant evaluation sample in terms of ISO and MasterCard requirements but the samples are rejected by MasterCard because of battery-related issues outside of Identita’s control then Identita shall not refund any portion of the evaluation samples deposit.

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2.2	Manufacture of Products.

Within a period of 7 (seven) Working Days after completion of the matters contemplated by Article 2.1 of this Agreement and the Evaluation Samples being acceptable to NXT-ID, then NXT-ID shall remit payment as presented in Article 3.1.

2.3	Subcontractors.

Identita may subcontract such portions of the Development and Manufacturing Services to be performed by Identita under this Agreement subject to NXT-ID’s prior written approval, provided that Identita shall remain solely responsible for all acts and defaults of any subcontractors. Without derogating from Identita’s responsibility under this Article 2.3, all subcontractors shall be required to sign confidentiality undertakings which are substantially the same as the confidentiality provisions under this Agreement.

2.4	Rights to the Technology.

Nothing in this Agreement shall prevent Identita from marketing, licensing, selling, distributing or otherwise exploiting the Technology or developing a product for any other party which incorporates the Technology, excluding all information relating to NXT-ID’s Concept, Specification, and proprietary “Pinch Power” method to activate a card when held by a user.

2.5	Exploitation of the Evaluation Samples.

Unless otherwise expressly authorized in writing by NXT-ID, Identita agrees that it will not solicit orders for, distribute, sell or otherwise exploit the Evaluation Samples and that it will refer all enquiries relating to orders, distribution, sale or other form of exploitation of the Evaluation Samples and the Product to NXT-ID.

ARTICLE 3
fees

3.1	Fees.

Unless the parties agree otherwise in writing, the fees (the “Fees”) for the Development and Manufacturing Services shall amount to a maximum sum of USD 150,000 (one hundred and fifty thousand U.S. Dollars) to be paid by NXT-ID to Identita as follows:

a)	USD 50,000 (Fifty thousand dollars) advance deposit for design and inlay manufacturing services no later than Tuesday January 22nd, 2013; and

b)	USD 50,000 (Fifty thousand dollars) within 20 (twenty) days of the first deposit for tooling requirements; and

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c)	USD 25,000 (Twenty-Five thousand dollars) follow up deposit within 20 (twenty) days of the second tooling deposit; and

d)	USD 25,000 (Twenty-five thousand dollars) upon acceptance of the samples by NXT-ID; and

For the avoidance of doubt, the Fees shall constitute the full and final remuneration for the Development and Manufacturing Services and the production of fully compliant Evaluation Samples in accordance with Article 2.1 above.

All Fees shall be in U.S. Dollars.

3.2	Taxes.

Excluding taxes based on Identita’s income, NXT-ID is liable for VAT and any sales tax relating to the Development and Manufacturing Services and the Evaluation Samples including withholding taxes, unless NXT-ID has provided Identita with a valid tax exemption or direct pay certificate.

ARTICLE 4
reports

4.1	Reports.

Identita shall provide NXT-ID, on a bi-weekly basis (or such other period as may be agreed between the parties from time to time), a detailed progress report on the development of the Evaluation Samples.

ARTICLE 5
DELIVERY AND payment

5.1	Delivery.

Identita agrees to deliver the Evaluation Samples, to the destination and on the delivery schedule to be prescribed under Article 2.1(b).

5.2	Payment of Costs.

NXT-ID shall pay all shipping costs including, without limiting the generality of the foregoing, export duties, import duties, applicable taxes, appropriate insurance and storage costs incurred in connection with the Evaluation Samples after they leave Identita’s shipping dock at its manufacturing facility (FOB IDENTITA FACILITY). Title to the Technology shall at all times remain with Identita.

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ARTICLE 6
WARRANTY AUDIT AND INSPECTION RIGHTS

6.1	Warranty.

Identita represents warrants and undertakes that:

(a)	for a period of 3 (three) months (the “Warranty Period”) after the date of delivery of the Evaluation Samples by Identita to NXT-ID and acceptable to NXT-ID, each Evaluation Sample manufactured and sold hereunder shall be fit for its purpose, free from defects in design, materials and workmanship, and be of good quality and shall comply with the Specifications and any new Specifications, and all applicable laws, regulations, established industry standards, except if an Evaluation Sample has been abused, damaged, altered or misused by any person or entity after manufacture by Identita;

(b)	during the Term of this Agreement Identita will perform its obligations under the Agreement in a professional manner with reasonable skill and care, using suitably qualified personnel;

(c)	during the Term of this Agreement Identita will comply and that it will procure its permitted sub-licensees and subcontractors comply with all applicable laws, codes and regulations relating to the Evaluation Samples;

(d)	during the Term of this Agreement and following the expiry or termination of the Agreement, the Evaluation Samples shall not violate or in any way infringe the rights of third parties, including, without limitation, contractual, employment, and Intellectual Property Rights;

EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE, THERE ARE NO WARRANTIES OR CONDITIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE EVALUATION SAMPLES OR ANY DEVELOPMENT AND MANUFACTURING SERVICES PROVIDED BY IDENTITA INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY OR FITNESS FOR A PARTICULAR PURPOSE, AND IDENTITA EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES AND CONDITIONS. EXCEPT AS PROVIDED IN THIS AGREEMENT, PURCHASER SHALL ASSUME ALL RISK AND LIABILITY WHATSOEVER RESULTING FROM THE USE OF THE EVALUATION SAMPLES.

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ARTICLE 7
TERM AND TERMINATION

7.1	Term of Agreement.

This Agreement shall come into effect on the Effective Date and shall continue in full force and effect, unless terminated earlier in accordance with the terms hereof, until such time as the Evaluation Samples (fully compliant with every respect of the Specifications) are delivered to NXT-ID or such other period as the Parties may mutually agree upon (the “Term”).

7.2	Termination of Agreement.

This Agreement may be terminated by either party (in addition to any other termination right provided for in this Agreement):

(a)	if the other party defaults in any undisputed payment to the terminating party and such default continues without a cure for a period of fifteen (15) days after the delivery of written notice thereof by the terminating party to the other party,

(b)	if the other party defaults in the performance of any other material term or condition of this Agreement and such default continues unremedied for a period of thirty (30) days after the delivery of written notice thereof by the terminating party to the other party,

(c)	if the other party pursuant to or within the meaning of any bankruptcy law commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, consents to the appointment of a custodian of it or for any substantial part of its property, or makes a general assignment for the benefit of its creditors, or, in each case, takes any comparable action under any laws relating to insolvency, or

(d)	if a court of competent jurisdiction enters an order or decree under any bankruptcy law that is for relief against the other party in an involuntary case, appoints a custodian of the other party or for any substantial part of the property of the other party, or orders the winding up or liquidation of the other party (or, in each case, any similar relief is granted under any foreign laws) and the order, decree, or relief remains unstayed and in effect for 60 days,

(e)	if any Regulator or legal authority so directs.

7.3	Obligations on Expiry or Termination.

Within fifteen (15) days after the expiry or termination of this Agreement, each party shall return to the other party all Confidential Information made available to it by the other party pursuant to Clause 10. The terms of Article 6.1(d), Article 8, Article 9, Article 10 and Article 11 shall survive the expiry or termination of this Agreement.

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ARTICLE 8
PROPRIETARY RIGHTS

8.1	Licence of Technology.

Identita grants to NXT-ID an irrevocable, non-exclusive, royalty free, perpetual licence to use the Technology as incorporated by Identita in the Evaluation Samples. NXT-ID shall not: (a) cause or permit decompilation, reverse engineering or reverse assembly of all or any portion of the Technology, (b) use the Technology in violation of applicable export and import laws; (c) directly or indirectly, copy, sublicense, relicense, distribute, disclose, use, rent or lease the Technology other than as expressly provided for by this Agreement and/or (d) remove any copyright or other proprietary markings which may be included in the Product in relation to the Technology.

8.2	Licence of Trade Marks.

NXT-ID grants to Identita a revocable, non-exclusive, royalty free licence during the Term of this Agreement to apply the Trade Marks to the Evaluation Samples as necessary to perform Identita’s obligations and to under this Agreement and, for this purpose only.

8.3	No Other Licences.

Except as otherwise specifically provided in this Agreement, each party acknowledges and agrees that no licences or rights under any of the Intellectual Property Rights of the other party are given or intended to be given hereunder.

8.4	Ownership.

(a)	The parties hereby confirm that all Intellectual Property Rights and other proprietary rights owned or controlled by each party prior to the Effective Date (including, without limitation, in the case of Identita, all right, title and interest in and to the Technology, (together with all drawings, diagrams, copies, illustrations, test products, reports, data in whatever form stored or maintained, whether oral, written, magnetic, digital or any other form, and whether original documents or copies thereof) shall remain the property of such party.

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ARTICLE 9
WAIVER OF INDIRECT DAMAGES, ETC. AND LIMITATION OF LIABILITY

9.1	Waiver of Indirect Damages, etc.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PARTIES SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL DAMAGES, OR DAMAGES RESULTING FROM LOST DATA OR LOST PROFITS, OR COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.2	Limitation of Liability.

IDENTITA’S LIABILITY FOR DAMAGES ARISING OUT OF, RELATING TO OR IN ANY WAY CONNECTED WITH THE RELATIONSHIP OF THE PARTIES, THIS AGREEMENT, ITS NEGOTIATION OR TERMINATION, OR THE PROVISION OR NON-PROVISION OF PRODUCT OR DEVELOPMENT AND MANUFACTURING SERVICES (WHETHER IN CONTRACT, TORT, OR OTHERWISE) SHALL IN NO EVENT, EXCEED THE AMOUNT OF THE FEES

ARTICLE 10
CONFIDENTIALITY

10.1	Confidentiality Information.

For the purposes hereof, “Confidential Information” means all of the following disclosed or exchanged in connection with the this Agreement or the performance of this Agreement and all of the following owned or possessed by a party or its affiliates: (i) all information that is a trade secret under applicable trade secret or other law; (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, manufacturing or distribution methods and processes, customer lists; (iii) all information concerning the business and affairs of the disclosing party; (iv) all intellectual property and rights held by the disclosing party or to which it has access (including, without limitation, in the case of Identita, all information relating to the Technology) (and including, without limitation, in the case of NXT-ID, all information relating to the Concept, Specification, and “Pinch Power” method to activate a card when held by a user; (v) any information marked as confidential or proprietary; and (vi) all notes, analyses, compilations, studies, summaries and other material prepared by the receiving party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

“Confidential Information” shall not include any information that: (i) at the time of disclosure is in the public domain; (ii) after disclosure becomes part of the public domain through no fault of the recipient, but only after it becomes part of the public domain; (iii) after disclosure hereunder is lawfully acquired by the recipient from a third party who, insofar as the recipient is aware, has no obligation to the disclosing party not to disclose such information, but only after such acquisition from the third party and in accordance with the terms and conditions, if any, respecting disclosure and use imposed by the third party; or (v) is independently developed by the recipient without access to the disclosing party’s Confidential Information.

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10.2	Confidentiality Obligation.

Each party agrees that (except as may be required by law) during the Term of this Agreement and after the expiry or termination hereof, it will not disclose or use, and it will cause its affiliates, permitted sub-licencees and sub-contractors and the officers, directors, employees, representatives, agents, and advisers of it and its affiliates, sub-licencees and sub-contractors not to disclose or use, any Confidential Information furnished, or to be furnished, by the other party to it, in connection herewith at any time or in any manner other than as reasonably required to perform its obligations under this Agreement; provided that any of such Confidential Information may be disclosed to the receiving party’s officers, directors, employees, affiliates, representatives, agents, sub-licencees, sub-contractors and advisers (collectively, “Representatives”) who reasonably need to know such information in connection with performing its obligations under this Agreement if the receiving party requires the Representative to agree to confidentiality and use obligations consistent with this Agreement and provided that receiving party shall be liable for any breach of the provisions of this Article 10 by any such Representative. In fulfilling its obligations under this Article, each party agrees to use no less than the same degree of care, and no less than a reasonable degree of care, as is used for comparable types of information.

10.3	Disclosure Required by Law.

Notwithstanding the foregoing, a recipient of Confidential Information may make such a disclosure if, and solely to the extent that, such a disclosure is required by law, provided that recipient shall consult with the disclosing party, to the extent reasonably practicable, before making any such disclosure, and any such permitted disclosure shall not affect or impair recipient’s obligations of confidentiality with respect to the Confidential Information.

10.4	Equitable Relief.

Because an award of money damages may be inadequate for any breach of this Article by a recipient of Confidential Information, and any such breach may cause a disclosing party irreparable harm, recipient agrees that, in the event of any breach or threatened breach of this Article, a disclosing party will also be entitled, without the requirement of posting a bond or other security, to request equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Article but will be in addition to all other remedies available at law or equity to a disclosing party.

10.5	Return of Confidential Information.

Upon termination of this Agreement, each party shall (and shall cause its Representatives to) promptly: (a) return to the other party all original documents containing Confidential Information belonging to, or relating to, such other party which it has or they have; and (b) destroy any copies of such documents and any other document or file or other written or electronic record reproducing, containing or made from or with reference to the Confidential Information and shall, upon request, provide a certificate of an authorized officer attesting to such destruction (save, in each case, for any submission to or filings with governmental, tax or regulatory authorities).

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10.6	Survival.

The provisions of this Article shall survive the expiry or termination of this Agreement.

ARTICLE 11
GENERAL CONTRACT PROVISIONS

11.1	Notices.

All notices, requests, demands or other communications (collectively, “Notices”) by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows: (a) to Identita: at the address set forth on the first page of this Agreement, Fax: (416) 650-9508 and (b) to NXT-ID: at the address set forth on the first page of this Agreement, Fax: (203-888-7399) or, either case, at such other address as may be given by either such party to the other party hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 10 Working Days from the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 96 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

11.2	Force Majeure.

In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement (other than a payment obligation) due to any act of God, acts or decrees of governmental or military bodies, fire, casualty, flood, earthquake, war, strike, lockout, epidemic, destruction of production facilities, riot, insurrection, unavailability of materials required to create the Product, or any other cause beyond the reasonable control of the party invoking this Article (collectively, a “Force Majeure”), such party shall give prompt written notice to the other party, its performance shall be excused, and the time for the performance shall be extended for the period of delay or inability to perform due to such occurrences.

11.3	Assignment.

The parties may not assign this Agreement (by operation of law or otherwise), or sublicense the rights granted to them under this Agreement without the prior written consent of the other party, and any assignment, grant or sublicense without such consent shall be null and void.

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11.4	Independent Contractor.

Each party to this Agreement is an independent contractor and neither party is the agent of the other and neither party is liable for the debts and obligations of the other. Neither party to this Agreement is granted any express or implied right or authority to bind the other or to make any commitment or representation or enter into any agreement which will subject the other to any liability.

11.5	Further Assurances.

The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

11.6	Counterparts.

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

11.7	Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of this Agreement. The parties specifically agree that the United Nations Convention on Contracts for the International Sale of Goods, as may be amended from time to time, shall not apply to this Agreement. This Agreement supersedes any prior agreements entered into between parties in respect of the subject matter of this Agreement.

11.8	Enurement.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

11.9	Currency.

Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the U.S.

11.10	Interpretation.

The division of this Agreement into Articles and Articles is for convenience of reference only and shall not affect the interpretation or construction of this Agreement. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

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11.11	Governing Law; Venue.

This Agreement shall be governed by and construed in accordance with Ontario law, without regard to conflict of laws rules. The parties hereby submit to the non-exclusive jurisdiction of the courts of the Province of Ontario for the determination of any question or dispute arising in connection with this Agreement or to such other procedure as may be agreed by the parties from time to time.

11.12	Dispute Resolution.

Except as otherwise provided herein, any dispute or claim arising out of or relating to the Agreement, including its formation and validity, shall be referred to binding arbitration, by either party. Arbitration proceedings shall be conducted in accordance with the arbitration rules of the International Chamber of Commerce (“ICC Rules”). The venue of the arbitration proceedings shall be Toronto, Ontario. The dispute shall be referred to one (1) neutral arbitrator or failing such agreement, to a panel of three (3) neutral appointed in accordance with the ICC Rules. Each Party to the dispute or claim shall appoint one arbitrator, and the two arbitrators so appointed shall then appoint an impartial third arbitrator before proceeding.

11.13	Gender.

In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word “person” shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

11.14	Calculation of Time.

When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Working Day in United States, then the time period in question shall end on the first Working Day following such non-business day.

11.15	Severability.

If any Article, Article or any portion of any Article of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Article or portion thereof shall be severed from the remainder of this Agreement.

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11.16	English Language.

This Agreement has been prepared and executed in the English language. Notwithstanding any translation of this document to any other language, the English language shall control the interpretation and meaning of this Agreement.

11.17	Transmission by Facsimile.

The parties hereto agree that this Agreement may be transmitted by facsimile or such similar device and that the reproduction of signatures by facsimile or such similar device will be treated as binding as if originals and each party hereto undertakes to provide to the other party hereto a copy of the Agreement bearing original signatures forthwith upon demand.

11.18	Rights of Third Parties

This Agreement is not intended to confer any benefit on, and its terms shall not be enforceable by, any third party. For the avoidance of doubt, the Contracts (Rights of Third Parties) Act 1999 shall not apply.

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IN WITNESS WHEREOF the parties have duly executed this Agreement as of the Effective Date.

IDENTITA TECHNOLOGIES INC.
By:
Name: Title:

NXT-ID, INC.
By:
Name: Title:

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SCHEDULE a

[CONFIDENTIAL TREATMENT REQUESTED FOR SCHEDULE A OF THIS AGREEMENT. SCHEDULE A HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

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SCHEDULE B

MILESTONES

The Evaluation Samples shall be delivered fully compliant with all Specifications to NXT-ID (or as may be directed by NXT-ID) within 90 (ninety) days and no later than 120 (one hundred and twenty) days from the date payment under Article 3.1(a) is made to Identita. The delivery date being subject to change within reasonable expectations from suppliers which Identita will keep NXT-ID up to date on a weekly basis.

SCHEDULE c

[CONFIDENTIAL TREATMENT REQUESTED FOR SCHEDULE C OF THIS AGREEMENT. SCHEDULE C HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

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SCHEDULE d

[CONFIDENTIAL TREATMENT REQUESTED FOR SCHEDULE D OF THIS AGREEMENT. SCHEDULE D HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

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SCHEDULE E

TRADE MARKS

1.	NXT-ID

2.	NXT-ID with logo

3.	NXT-ID, Inc..

4.	NXT-ID, Inc.. with logo

5.	NXT-ID logo

6.	Identita

7.	Identita logo

8.	Echosystem

9.	Echosystem logos

10.	Powered Card Identity Provider

11.	Powered Credential Management

12.	Pinch Power

13.	Pinch Power with logo

14.	neCard

15.	neCard with logo

16.	MobileBio

17.	MobileBio with logo

18.	wocket

19.	wocket with logo

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